                                        NEWS RELEASE

PAR PACIFIC REPORTS FOURTH QUARTER AND 2024 RESULTS

HOUSTON, February 25, 2025 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the fourth quarter and twelve months ended December 31, 2024.

•Fourth quarter Net Loss of $(55.7) million, or $(1.01) per diluted share; Adjusted Net Loss of $(43.4) million, or $(0.79) per diluted share; Adjusted EBITDA of $10.9 million
•Full year Net loss of $(33.3) million, or $(0.59) per diluted share; Adjusted Net Income of $21.2 million, or $0.37 per diluted share; Adjusted EBITDA of $238.7 million
•Record annual Retail and Logistics segment Adjusted EBITDA
•Repurchased 5 million common shares during 2024, or 9% of year end shares outstanding

Par Pacific reported a Net loss of $(33.3) million, or $(0.59) per diluted share, for the twelve months ended December 31, 2024, compared to Net income of $728.6 million, or $11.94 per diluted share, for the twelve months ended December 31, 2023. Adjusted Net Income for 2024 was $21.2 million, compared to $501.2 million for 2023. 2024 Adjusted EBITDA was $238.7 million, compared to $696.2 million for 2023.

Par Pacific reported a net loss of $(55.7) million, or $(1.01) per diluted share, for the quarter ended December 31, 2024, compared to net income of $289.3 million, or $4.77 per diluted share, for the same quarter in 2023. Fourth quarter 2024 Adjusted Net Loss was $(43.4) million, compared to Adjusted Net Income of $65.2 million in the fourth quarter of 2023. Fourth quarter 2024 Adjusted EBITDA was $10.9 million, compared to $122.0 million in the fourth quarter of 2023. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“Our 2024 results underscore our strategic diversification with strong contribution from Hawaii Refining and record profitability in our Retail and Logistics segments,” said Will Monteleone, President and Chief Executive Officer. “Completing the Montana turnaround prior to the summer driving season and starting up our capital efficient Hawaii Sustainable Aviation Fuel project position us for earnings growth.”

Refining
The Refining segment generated operating income of $17.4 million for the year ended December 31, 2024, compared to $676.2 million for the year ended December 31, 2023. Adjusted Gross Margin for the Refining segment in the year ended December 31, 2024 was $618.3 million, compared to $995.0 million in the year ended December 31, 2023.

Refining segment Adjusted EBITDA for the year ended December 31, 2024 was $139.2 million, compared to $621.5 million for the year ended December 31, 2023.

The Refining segment reported an operating loss of $(65.4) million in the fourth quarter of 2024, compared to operating income of $174.0 million in the fourth quarter of 2023. Adjusted Gross Margin for the Refining segment was $92.4 million in the fourth quarter of 2024, compared to $227.2 million in the fourth quarter of 2023.

Refining segment Adjusted EBITDA was $(22.3) million in the fourth quarter of 2024, compared to $106.5 million in the fourth quarter of 2023.

Hawaii
The Hawaii Index averaged $5.52 per barrel in the fourth quarter of 2024, compared to $12.48 per barrel in the fourth quarter of 2023. Throughput in the fourth quarter of 2024 was 83 thousand barrels per day (Mbpd), compared to 81 Mbpd for the same quarter in 2023. Production costs were $4.42 per throughput barrel in the fourth quarter of 2024, compared to $4.80 per throughput barrel in the same period of 2023.

The Hawaii refinery’s Adjusted Gross Margin was $7.36 per barrel during the fourth quarter of 2024, including a net price lag impact of approximately $(5.4) million, or $(0.71) per barrel, compared to $16.73 per barrel during the fourth quarter of 2023.

Montana
The Montana Index averaged $5.75 per barrel in the fourth quarter of 2024, compared to $14.80 in the fourth quarter of 2023. The Montana refinery’s throughput in the fourth quarter of 2024 was 52 Mbpd, compared to 50 Mbpd for the same quarter in 2023. Production costs were $10.48 per throughput barrel in the fourth quarter of 2024, compared to $12.03 per throughput barrel in the same period of 2023.

The Montana refinery’s Adjusted Gross Margin was $3.70 per barrel during the fourth quarter of 2024, compared to $11.55 per barrel during the fourth quarter of 2023.

Washington
The Washington Index averaged $(0.62) per barrel in the fourth quarter of 2024, compared to $5.23 per barrel in the fourth quarter of 2023. The Washington refinery’s throughput was 39 Mbpd in the fourth quarter of 2024, compared to 38 Mbpd in the fourth quarter of 2023. Production costs were $4.34 per throughput barrel in the fourth quarter of 2024, compared to $4.53 per throughput barrel in the same period of 2023.

The Washington refinery’s Adjusted Gross Margin was $1.05 per barrel during the fourth quarter of 2024, compared to $7.87 per barrel during the fourth quarter of 2023.

Wyoming
The Wyoming Index averaged $13.36 per barrel in the fourth quarter of 2024, compared to $16.58 per barrel in the fourth quarter of 2023. The Wyoming refinery’s throughput was 14 Mbpd in the fourth quarter of 2024, compared to 17 Mbpd in the fourth quarter of 2023. Production costs were $11.49 per throughput barrel in the fourth quarter of 2024, compared to $8.03 per throughput barrel in the same period of 2023.

The Wyoming refinery's Adjusted Gross Margin was $11.11 per barrel during the fourth quarter of 2024, including a FIFO impact of approximately $(2.2) million, or $(1.75) per barrel, compared to $13.90 per barrel during the fourth quarter of 2023.

Wyoming Refining Operational Update
The Wyoming refinery experienced an operational incident on the evening of February 12, 2025, and has remained safely idled through the extreme winter weather conditions. We expect to restart the refinery in mid-April at reduced throughput and return to full operations by the end of May.

Retail
The Retail segment reported operating income of $64.8 million for the twelve months ended December 31, 2024, compared to $56.6 million in the twelve months ended December 31, 2023. Adjusted Gross Margin for the Retail segment was $164.7 million for the twelve months ended December 31, 2024, compared to $155.3 million in the twelve months ended December 31, 2023.

For the twelve months ended December 31, 2024, Retail Adjusted EBITDA was $76.0 million, compared to $68.3 million for the twelve months ended December 31, 2023. For the twelve months ended December 31, 2024, the Retail segment reported fuel sales volumes of 121.5 million gallons, compared to 117.6 million gallons for the twelve months ended December 31, 2023. 2024 same store fuel volumes and inside sales revenue increased by 2.2% and 4.6%, respectively, compared to 2023.

The Retail segment reported operating income of $19.5 million in the fourth quarter of 2024, compared to $14.6 million in the fourth quarter of 2023. Adjusted Gross Margin for the Retail segment was $43.4 million in the fourth quarter of 2024, compared to $40.5 million in the same quarter of 2023.

Retail segment Adjusted EBITDA was $22.2 million in the fourth quarter of 2024, compared to $17.2 million in the fourth quarter of 2023. The Retail segment reported sales volumes of 30.3 million gallons in the fourth quarter of 2024, compared to 29.8 million gallons in the same quarter of 2023. Fourth quarter 2024 same store fuel volumes and inside sales revenue increased by 2.1% and 6.2%, respectively, compared to fourth quarter of 2023.

Logistics
The Logistics segment generated operating income of $89.4 million for the twelve months ended December 31, 2024, compared to $69.7 million for the twelve months ended December 31, 2023. Adjusted Gross Margin for the Logistics segment was $135.8 million for the twelve months ended December 31, 2024, compared to $121.2 million for the twelve months ended December 31, 2023.

Adjusted EBITDA for the Logistics segment was $120.2 million for the twelve months ended December 31, 2024, compared to $96.7 million for the twelve months ended December 31, 2023.

The Logistics segment reported operating income of $24.8 million in the fourth quarter of 2024, compared to $15.7 million in the fourth quarter of 2023. Adjusted Gross Margin for the Logistics segment was $36.8 million in the fourth quarter of 2024, compared to $35.3 million in the same quarter of 2023.

Logistics segment Adjusted EBITDA was $33.0 million in the fourth quarter of 2024, compared to $24.0 million in the fourth quarter of 2023.

Liquidity
Net cash provided by operations totaled $83.8 million for the twelve months ended December 31, 2024, including working capital outflows of $(18.1) million and deferred turnaround expenditures of $(73.5) million. Excluding these items, net cash provided by operations totaled $175.3 million for the twelve months ended December 31, 2024. Net cash provided by operations totaled $579.2 million for the twelve months ended December 31, 2023.
Net cash used in operations totaled $(15.5) million for the three months ended December 31, 2024, including working capital inflows of $19.9 million and deferred turnaround expenditures of $(15.7) million. Excluding these items, net cash used in operations totaled $(19.6) million for the three months ended December 31, 2024. Net cash used in operations totaled $(2.3) million for the three months ended December 31, 2023.
Net cash used in investing activities totaled $(47.7) million and $(134.0) million for the three months and twelve months ended December 31, 2024, respectively, compared to $(27.3) million and $(659.0) million for the three months and twelve months ended December 31, 2023, respectively. Net cash used in investing activities for the three months and twelve months ended December 31, 2024, includes $(47.7) million and $(135.5) million in capital expenditures, respectively.
Net cash provided by (used in) financing activities totaled $72.1 million and $(37.0) million for the three months and twelve months ended December 31, 2024, respectively, compared to net cash used in financing activities of $(56.6) million and $(135.6) million for the three months and twelve months ended December 31, 2023, respectively.
At December 31, 2024, Par Pacific’s cash balance totaled $191.9 million, gross term debt was $644.2 million, and total liquidity was $613.7 million. Net term debt was $452.3 million at December 31, 2024. In February 2025, the Company's Board of Directors authorized management to repurchase up to $250 million of common stock, with no specified end date. This replaces the prior authorization to repurchase up to $250 million of common stock.

Laramie Energy
In conjunction with Laramie Energy LLC’s (“Laramie’s”) refinancing and subsequent cash distribution to Par Pacific during the first quarter of 2023, we resumed the application of equity method accounting for our investment in Laramie effective February 21, 2023.
During the three and twelve months ended December 31, 2024, we recorded $(3.2) million and $(0.3) million of equity losses. Laramie’s total net loss was $(11.3) million in the fourth quarter of 2024, including unrealized losses on derivatives of $(5.2) million, compared to net income of $42.5 million in the fourth quarter of 2023. Laramie’s total net loss was $(15.5) million during the twelve months ended December 31, 2024, including unrealized losses on derivatives of $(3.6) million, compared to net income of $96.6 million during the twelve months ended December 31, 2023.
Laramie’s total Adjusted EBITDAX was $11.0 million and $45.8 million for the three and twelve months ended December 31, 2024, respectively, compared to $19.6 million and $89.7 million for the three and twelve months ended December 31, 2023, respectively.
Laramie’s balance sheet position is strong with $68.6 million of cash and $160.0 million of debt at December 31, 2024. Laramie’s 2024 production was 96.6 million cubic feet of gas equivalent per day (MMcfe/d) and its management team plans to run a one-rig program throughout 2025. Approximately 79% of Laramie’s 2025 production is hedged at $3.20 per million British thermal unit (MMBtu).

Conference Call Information
A conference call is scheduled for Wednesday, February 26, 2025 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-833-974-2377 inside the U.S. or 1-412-317-5782 outside of the U.S. and ask for the Par Pacific call. Please dial in at least 10 minutes early to register. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investors page. A telephone replay will be available until March 12, 2025, and may be accessed by calling 1-877-344-7529 inside the U.S. or 1-412-317-0088 outside the U.S. and using the conference ID 2219355.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, is a growing energy company providing both renewable and conventional fuels to the western United States. Par Pacific owns and operates 219,000 bpd of combined refining capacity across four locations in Hawaii, the Pacific Northwest and the Rockies, and an extensive energy infrastructure network, including 13 million barrels of storage, and marine, rail, rack, and pipeline assets. In addition, Par Pacific operates the Hele retail brand in Hawaii and the “nomnom” convenience store chain in the Pacific Northwest. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; anticipated free cash flows; anticipated refinery throughput; anticipated cost savings; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share and free cash flow; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of Laramie Energy, LLC; the amount of our discounted net cash flows and the impact of our NOL carryforwards thereon; our ability to identify, acquire, and develop energy, related retailing, and infrastructure businesses; the timing and expected results of certain development projects, as well as the impact of such investments on our product mix and sales; the anticipated synergies and other benefits of the Billings refinery and associated marketing and logistics assets (“Billings Acquisition”), including renewable growth opportunities, the anticipated financial and operating results of the Billings Acquisition and the effect on Par Pacific's cash flows and profitability (including Adjusted EBITDA and Adjusted Net Income and Free Cash Flow per share); and other risks and uncertainties detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that we file with the Securities and Exchange Commission. Additionally, forward-looking statements are subject to certain risks, trends, and uncertainties, such as changes to our financial condition and liquidity; the volatility of crude oil and refined product prices; the Russia-Ukraine war, Israel-Palestine conflict, Houthi attacks in the Red Sea, Iranian activities in the Strait of Hormuz and their potential impacts on global crude oil markets and our business; operating disruptions at our refineries resulting from unplanned maintenance events or natural disasters; environmental risks; changes in the labor market; and risks of political or regulatory changes. We cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should any of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. We do not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events, or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Ashimi Patel
VP, Investor Relations & Sustainability
(832) 916-3355
apatel@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues	$1,832,221	$2,183,511	$7,974,457	$8,231,955
Operating expenses
Cost of revenues (excluding depreciation)	1,678,273	1,799,898	7,101,148	6,838,109
Operating expense (excluding depreciation)	139,893	155,441	584,282	485,587
Depreciation and amortization	34,911	31,943	131,590	119,830
General and administrative expense (excluding depreciation)	21,522	25,299	108,844	91,447
Equity losses (earnings) from refining and logistics investments	941	(7,485)	(11,905)	(11,844)
Acquisition and integration costs	32	269	100	17,482
Par West redevelopment and other costs	3,500	2,907	12,548	11,397
Loss (gain) on sale of assets, net	108	(59)	222	(59)
Total operating expenses	1,879,180	2,008,213	7,926,829	7,551,949
Operating income (loss)	(46,959)	175,298	47,628	680,006
Other income (expense)
Interest expense and financing costs, net	(21,073)	(20,476)	(82,793)	(72,450)
Debt extinguishment and commitment costs	(270)	(1,500)	(1,688)	(19,182)
Other loss, net	(422)	(354)	(1,869)	(53)
Equity earnings (losses) from Laramie Energy, LLC	(3,163)	14,279	(296)	24,985
Total other expense, net	(24,928)	(8,051)	(86,646)	(66,700)
Income (loss) before income taxes	(71,887)	167,247	(39,018)	613,306
Income tax benefit (expense)	16,192	122,077	5,696	115,336
Net income (loss)	$(55,695)	$289,324	$(33,322)	$728,642

Weighted-average shares outstanding
Basic	55,252	59,403	56,775	60,035
Diluted	55,252	60,609	56,775	61,014

Income (loss) per share
Basic	$(1.01)	$4.87	$(0.59)	$12.14
Diluted	$(1.01)	$4.77	$(0.59)	$11.94
Balance Sheet Data
(Unaudited)
(in thousands)

	December 31, 2024	December 31, 2023
Balance Sheet Data
Cash and cash equivalents	$191,921	$279,107
Working capital (1)	488,940	190,042
ABL Credit Facility	483,000	115,000
Term debt (2)	644,233	550,621
Total debt, including current portion	1,112,967	650,858
Total stockholders’ equity	1,191,302	1,335,424

_______________________________________
(1)Working capital is calculated as (i) total current assets excluding cash and cash equivalents less (ii) total current liabilities excluding current portion of long-term debt. Total current assets include inventories stated at the lower of cost or net realizable value.
(2)Term debt includes the Term Loan Credit Agreement and other long-term debt.

Operating Statistics
The following table summarizes key operational data:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total Refining Segment
Feedstocks throughput (Mbpd) (1)	187.8	186.0	186.7	170.3
Refined product sales volume (Mbpd) (1)	199.4	194.4	199.9	183.1

Hawaii Refinery
Feedstocks throughput (Mbpd)	83.3	80.6	81.1	80.8

Yield (% of total throughput)
Gasoline and gasoline blendstocks	27.0%	25.2%	26.2%	26.3%
Distillates	41.1%	39.3%	38.9%	40.4%
Fuel oils	29.2%	31.8%	31.3%	28.9%
Other products	(0.2)%	(0.2)%	0.2%	1.1%
Total yield	97.1%	96.1%	96.6%	96.7%

Refined product sales volume (Mbpd)	93.7	89.0	89.3	89.1

Adjusted Gross Margin per bbl ($/throughput bbl) (2)	$7.36	$16.73	$9.34	$15.25
Production costs per bbl ($/throughput bbl) (3)	4.42	4.80	4.58	4.57
D&A per bbl ($/throughput bbl)	0.32	0.54	0.43	0.65

Montana Refinery
Feedstocks Throughput (Mbpd) (1)	51.9	49.8	49.9	54.4

Yield (% of total throughput)
Gasoline and gasoline blendstocks	43.9%	45.1%	48.0%	48.1%
Distillates	32.7%	38.8%	31.9%	32.0%
Asphalt	15.2%	8.7%	10.9%	12.1%
Other products	2.7%	2.5%	3.9%	3.2%
Total yield	94.5%	95.1%	94.7%	95.4%

Refined product sales volume (Mbpd) (1)	52.9	51.5	53.2	58.6

Adjusted Gross Margin per bbl ($/throughput bbl) (2)	$3.70	$11.55	$11.37	$21.14
Production costs per bbl ($/throughput bbl) (3)	10.48	12.03	12.42	10.78
D&A per bbl ($/throughput bbl)	2.26	1.10	1.83	1.45

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Washington Refinery
Feedstocks throughput (Mbpd)	39.0	38.4	38.2	40.0

Yield (% of total throughput)
Gasoline and gasoline blendstocks	23.6%	23.8%	23.9%	23.5%
Distillate	34.6%	34.1%	34.5%	34.5%
Asphalt	19.4%	20.6%	18.8%	19.7%
Other products	19.3%	18.6%	19.3%	18.7%
Total yield	96.9%	97.1%	96.5%	96.4%

Refined product sales volume (Mbpd)	37.9	37.0	39.2	41.7

Adjusted Gross Margin per bbl ($/throughput bbl) (2)	$1.05	$7.87	$3.25	$9.41
Production costs per bbl ($/throughput bbl) (3)	4.34	4.53	4.28	4.12
D&A per bbl ($/throughput bbl)	1.91	2.22	1.97	1.91

Wyoming Refinery
Feedstocks throughput (Mbpd)	13.6	17.2	17.5	17.6

Yield (% of total throughput)
Gasoline and gasoline blendstocks	51.5%	50.3%	46.9%	47.1%
Distillate	43.1%	45.0%	47.1%	46.7%
Fuel oils	1.7%	2.3%	2.4%	2.5%
Other products	1.7%	1.0%	2.1%	1.5%
Total yield	98.0%	98.6%	98.5%	97.8%

Refined product sales volume (Mbpd)	14.9	16.9	18.2	17.9

Adjusted Gross Margin per bbl ($/throughput bbl) (2)	$11.11	$13.90	$13.73	$25.15
Production costs per bbl ($/throughput bbl) (3)	11.49	8.03	8.10	7.50
D&A per bbl ($/throughput bbl)	3.55	2.71	2.71	2.69

Par Pacific Indices ($ per barrel)
Hawaii Index (4)	$5.52	$12.48	$7.21	$13.06
Montana Index (5)	5.75	14.80	14.39	23.71
Washington Index (6)	(0.62)	5.23	4.13	9.81
Wyoming Index (7)	13.36	16.58	16.47	24.48

Market Cracks ($ per barrel)
Singapore 3.1.2 Product Crack (4)	$11.69	$19.44	$13.36	$19.50
Montana 6.3.2.1 Product Crack (5)	15.31	23.56	21.59	30.15
Washington 3.1.1.1 Product Crack (6)	8.29	10.83	12.11	17.91
Wyoming 2.1.1 Product Crack (7)	16.00	18.70	18.48	27.52

Crude Oil Prices ($ per barrel) (8)
Brent	$74.01	$82.85	$79.86	$82.17
WTI	70.32	78.53	75.76	77.60
ANS (-) Brent	1.00	2.21	1.55	0.95
Bakken Guernsey (-) WTI	(1.22)	(2.20)	(1.26)	(0.65)
Bakken Williston (-) WTI	(2.54)	(2.50)	(2.45)	(0.09)
WCS Hardisty (-) WTI	(12.27)	(22.78)	(13.90)	(17.92)

MSW (-) WTI	(3.68)	(7.34)	(4.03)	(3.70)
Syncrude (-) WTI	(0.42)	(4.12)	0.18	1.32
Brent M1-M3	0.74	1.01	1.10	0.81

Retail Segment
Retail sales volumes (thousands of gallons)	30,287	29,840	121,473	117,550
________________________________________
(1)Feedstocks throughput and sales volumes per day for the Montana refinery for the three months and year ended December 31, 2023 are calculated based on the 92 and 214-day periods for which we owned the Montana refinery during the three months and year ended December 31, 2023, respectively. As such, the amounts for the total refining segment represent the sum of the Hawaii, Washington, and Wyoming refineries’ throughput or sales volumes averaged over the three months and year ended December 31, 2023 plus the Montana refinery’s throughput or sales volumes averaged over the periods from October 1, 2023, to December 31, 2023 and June 1, 2023 to December 31, 2023, respectively. The 2024 amounts for the total refining segment represent the sum of the Hawaii, Montana, Washington, and Wyoming refineries’ throughput or sales volumes averaged over the three months and year ended December 31, 2024.
(2)We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput. Adjusted Gross Margin for our Washington refinery is determined under the last-in, first-out (“LIFO”) inventory costing method. Adjusted Gross Margin for our other refineries is determined under the first-in, first-out (“FIFO”) inventory costing method.
(3)Management uses production costs per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production costs per barrel; different companies within the industry calculate it in different ways. We calculate production costs per barrel by dividing all direct production costs, which include the costs to run the refineries, including personnel costs, repair and maintenance costs, insurance, utilities, and other miscellaneous costs, by total refining throughput. Our production costs are included in Operating expense (excluding depreciation) on our condensed consolidated statements of operations, which also includes costs related to our bulk marketing operations and severance costs.
(4)Beginning in 2025, we established the Hawaii Index as a new benchmark for our Hawaii operations. We believe the Hawaii Index, which incorporates market cracks and landed crude differentials, better reflects the key drivers impacting our Hawaii refinery’s financial performance compared to prior reported market indices. The Hawaii Index is calculated as the Singapore 3.1.2 Product Crack, or one part gasoline (RON 92) and two parts distillates (Sing Jet & Sing gasoil) as created from a barrel of Brent crude oil, less the Par Hawaii Refining, LLC (“PHR”) crude differential.
(5)Beginning in 2025, we established the Montana Index as a new benchmark for our Montana refinery. We believe the Montana Index, which incorporates local market cracks, regional crude oil prices, and management’s estimates for other costs of sales, better reflects the key drivers impacting our Montana refinery’s financial performance compared to prior reported market indices. Beginning in 2025, market cracks have been updated to reflect local market product pricing, which better reflects our Montana refinery’s refined product sales price compared to prior reported market indices. The Montana Index is calculated as the Montana 6.3.2.1 Product Crack less Montana crude costs, less other costs of sales, including inflation-adjusted product delivery costs, yield loss expense, taxes and tariffs, and product discounts. The Montana 6.3.2.1 Product Crack is calculated by taking three parts gasoline (Billings E10 and Spokane E10), two parts distillate (Billings ULSD and Spokane ULSD), and one part asphalt (Rocky Mountain Rail Asphalt) as created from a barrel of WTI crude oil, less 100% of the RVO cost for gasoline and ULSD. Asphalt pricing is lagged by one month. The Montana crude cost is calculated as 60% WCS differential to WTI, 20% MSW differential to WTI, and 20% Syncrude differential to WTI. The Montana crude cost is lagged by three months and includes an inflation-adjusted crude delivery cost. Other costs of sales and crude delivery costs are based on historical averages and management’s estimates.
(6)Beginning in 2025, we established the Washington Index as a new benchmark for our Washington refinery. We believe the Washington Index, which incorporates local market cracks, regional crude oil prices, and management’s estimates for other costs of sales, better reflects the key drivers impacting our Washington refinery’s financial performance compared to prior reported market indices. Beginning in 2025, market cracks have been updated to reflect local market product pricing, which better reflects our Washington refinery’s refined product sales price compared to prior reported market indices. The Washington Index is calculated as the Washington 3.1.1.1 Product Crack, less Washington crude costs, less other costs of sales, including inflation-adjusted product delivery costs, yield loss expense and state and local taxes. The Washington 3.1.1.1 Product Crack is calculated by taking one part gasoline (Tacoma E10), one part distillate (Tacoma ULSD) and one part secondary products (USGC VGO and Rocky Mountain Rail Asphalt) as created from a barrel of WTI crude oil, less 100% of the RVO cost for gasoline and ULSD. Asphalt pricing is lagged by one month. The Washington crude cost is calculated as 67% Bakken Williston differential to WTI and 33% WCS Hardisty differential to WTI. The Washington crude cost is lagged by one month and includes an inflation-adjusted crude delivery cost. Other costs of sales and crude delivery costs are based on historical averages and management’s estimates.
(7)Beginning in 2025, we established the Wyoming Index as a new benchmark for our Wyoming refinery. We believe the Wyoming Index, which incorporates local market cracks, regional crude oil prices, and management’s estimates for other costs of sales, better reflects the key drivers impacting our Wyoming refinery’s financial performance compared to prior reported market indices. Beginning in 2025, market cracks have also been updated to reflect local market product pricing, which better reflects our Wyoming refinery’s refined product sales price compared to prior reported market indices. The Wyoming Index is calculated as the Wyoming 2.1.1 Product Crack, less Wyoming crude costs, less other cost of sales, including inflation adjusted product delivery costs and yield loss expense, based on historical averages and management’s estimates. The Wyoming 2.1.1 Product Crack is calculated by taking one part gasoline (Rockies gasoline) and one part distillate (USGC ULSD and USGC Jet) as created from a barrel of WTI crude oil, less 100% of the RVO cost for gasoline and ULSD. The Wyoming crude cost is calculated as the Bakken Guernsey differential to WTI on a one-month lag.
(8)Beginning in 2025, crude oil prices have been updated and expanded to reflect regional differentials to Brent and WTI, which better reflect our refineries’ feedstock costs compared to prior crude oil pricing.
Non-GAAP Performance Measures
Management uses certain financial measures to evaluate our operating performance that are considered non-GAAP financial measures. These measures should not be considered in isolation or as substitutes or alternatives to their most directly comparable GAAP financial measures or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies since each company may define these terms differently.
We believe Adjusted Gross Margin (as defined below) provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreements and lower of cost and net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation and amortization. Management uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. We believe Adjusted Net Income (Loss) and Adjusted EBITDA (as defined below) are useful supplemental financial measures that allow investors to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis, the ability of our assets to generate cash to pay interest on our indebtedness, and our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure. We believe Adjusted EBITDA by segment (as defined below) is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure, or historical cost basis.
Beginning with financial results reported for the second quarter of 2023, Adjusted Gross Margin, Adjusted Net Income (Loss), and Adjusted EBITDA also exclude our portion of interest, taxes, and depreciation expense from our refining and logistics investments acquired on June 1, 2023, as part of the Billings Acquisition.
Beginning with financial results reported for the fourth quarter of 2023, Adjusted Gross Margin, Adjusted Net Income (Loss), and Adjusted EBITDA excludes all hedge losses (gains) associated with our Washington ending inventory and LIFO layer increment impacts associated with our Washington inventory. In addition, we have modified our environmental obligation mark-to-market adjustment to include only the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington Climate Commitment Act (“Washington CCA”) and Clean Fuel Standard. This modification was made as part of our change in how we estimate our environmental obligation liabilities.
Beginning with financial results reported for the fourth quarter of 2023, Adjusted Net Income (loss) excludes unrealized interest rate derivative losses (gains) and all Laramie Energy related impacts with the exception of cash distributions. We have recast Adjusted Net Income (Loss) for prior periods when reported to conform to the modified presentation.
Beginning with financial results reported for the first quarter of 2024, Adjusted Net Income (loss) also excludes other non-operating income and expenses. This modification improves comparability between periods by excluding income and expenses resulting from non-operating activities.

Effective as of the fourth quarter of 2024, we have modified our definition of Adjusted Gross Margin, Adjusted Net Income (Loss) and Adjusted EBITDA to align the accounting treatment for deferred turnaround costs from our refining and logistics investments with our accounting policy. Under this approach, we exclude our share of their turnaround expenses, which are recorded as period costs in their financial statements, and instead defer and amortize these costs on a straight-line basis over the period estimated until the next planned turnaround. This modification enhances consistency and comparability across reporting periods.
Adjusted Gross Margin
Adjusted Gross Margin is defined as Operating income (loss) excluding:

•	operating expense (excluding depreciation);
•	depreciation and amortization (“D&A”);
•	Par’s portion of interest, taxes, and D&A expense from refining and logistics investments;
•	impairment expense;
•	loss (gain) on sale of assets, net;
•	Par's portion of accounting policy differences from refining and logistics investments;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•	Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard); and
•	unrealized loss (gain) on derivatives.
The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

Three months ended December 31, 2024	Refining	Logistics	Retail
Operating income (loss)	$(65,399)	$24,772	$19,477
Operating expense (excluding depreciation)	114,706	3,829	21,358
Depreciation and amortization	24,524	7,140	2,566
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	456	1,101	—
Inventory valuation adjustment	5,929	—	—
Environmental obligation mark-to-market adjustments	(937)	—	—
Unrealized loss on commodity derivatives	9,220	—	—
Par's portion of accounting policy differences from refining and logistics investments	3,856	—	—
Loss on sale of assets, net	8	—	—
Adjusted Gross Margin (1)	$92,363	$36,842	$43,401

Three months ended December 31, 2023	Refining	Logistics	Retail
Operating income	$174,038	$15,709	$14,594
Operating expense (excluding depreciation)	120,810	11,272	23,359
Depreciation and amortization	21,190	7,321	2,885
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	765	952	—
Inventory valuation adjustment	(24,089)	—	—
Environmental obligation mark-to-market adjustments	(15,672)	—	—
Unrealized gain on commodity derivatives	(50,024)	—	—
Loss (gain) on sale of assets, net	219	—	(308)
Adjusted Gross Margin (1) (2)	$227,237	$35,254	$40,530

Year Ended December 31, 2024	Refining	Logistics	Retail
Operating income	$17,412	$89,351	$64,800
Operating expense (excluding depreciation)	479,737	15,676	88,869
Depreciation and amortization	91,108	27,033	11,037
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	2,493	3,651	—
Inventory valuation adjustment	(490)	—	—
Environmental obligation mark-to-market adjustments	(19,136)	—	—
Unrealized loss on commodity derivatives	43,281	—	—
Par's portion of accounting policy differences from refining and logistics investments	3,856	—	—
Loss (gain) on sale of assets, net	8	124	(10)
Adjusted Gross Margin (1)	$618,269	$135,835	$164,696

Year Ended December 31, 2023	Refining	Logistics	Retail
Operating income	$676,161	$69,744	$56,603
Operating expense (excluding depreciation)	373,612	24,450	87,525
Depreciation and amortization	81,017	25,122	11,462
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,586	1,857	—
Inventory valuation adjustment	102,710	—	—
Environmental obligation mark-to-market adjustments	(189,783)	—	—
Unrealized gain on commodity derivatives	(50,511)	—	—
Loss (gain) on sale of assets, net	219	—	(308)
Adjusted Gross Margin (1) (2)	$995,011	$121,173	$155,282
________________________________________
(1)For the three months and years ended December 31, 2024 and 2023, there was no impairment expense in Operating income.
(2)For the three months and year ended December 31, 2023, there was no impact in Operating income from accounting policy differences at our refining and logistics investments.

Adjusted Net Income (Loss) and Adjusted EBITDA
Adjusted Net Income (Loss) is defined as Net income (loss) excluding:

•
inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);

•
Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	debt extinguishment and commitment costs;
•	increase in (release of) tax valuation allowance and other deferred tax items;
•	changes in the value of contingent consideration and common stock warrants;
•	severance costs and other non-operating expense (income);
•	(gain) loss on sale of assets;
•	impairment expense;
•	impairment expense associated with our investment in Laramie Energy;
•	Par’s share of equity (earnings) losses from Laramie Energy, LLC, excluding cash distributions; and
•	Par's portion of accounting policy differences from refining and logistics investments.
Adjusted EBITDA is defined as Adjusted Net Income (Loss) excluding:

•	D&A;
•	interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain);
•	cash distributions from Laramie Energy, LLC to Par;
•	Par's portion of interest, taxes, and D&A expense from refining and logistics investments; and
•	income tax expense (benefit) excluding the increase in (release of) tax valuation allowance.

The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$(55,695)	$289,324	$(33,322)	$728,642
Inventory valuation adjustment	5,929	(24,089)	(490)	102,710
Environmental obligation mark-to-market adjustments	(937)	(15,672)	(19,136)	(189,783)
Unrealized loss (gain) on derivatives	8,729	(48,539)	42,485	(49,690)
Acquisition and integration costs	32	269	100	17,482
Par West redevelopment and other costs	3,500	2,907	12,548	11,397
Debt extinguishment and commitment costs	270	1,500	1,688	19,182
Changes in valuation allowance and other deferred tax items (1)	(12,553)	(126,219)	(3,315)	(126,219)
Severance costs and other non-operating expense (2)	154	100	14,802	1,785
Loss (gain) on sale of assets, net	108	(59)	222	(59)
Equity (earnings) losses from Laramie Energy, LLC, excluding cash distributions	3,163	(14,279)	1,781	(14,279)
Par's portion of accounting policy differences from refining and logistics investments	3,856	—	3,856	—
Adjusted Net Income (Loss) (3) (4)	(43,444)	65,243	21,219	501,168
Depreciation and amortization	34,911	31,943	131,590	119,830
Interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain)	21,564	18,991	83,589	71,629
Laramie Energy, LLC cash distributions to Par	—	—	(1,485)	(10,706)
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,557	1,717	6,144	3,443
Income tax expense (benefit)	(3,639)	4,142	(2,381)	10,883
Adjusted EBITDA (3)	$10,949	$122,036	$238,676	$696,247
___________________________________
(1)For the three months and year ended December 31, 2024, we recognized a non-cash deferred tax benefit of $12.6 million and $3.3 million, respectively. This tax benefit is included in Income tax expense (benefit) on our consolidated statements of operations. For the three months and year ended December 31, 2023, we recognized a non-cash deferred tax benefit of $126.2 million primarily related to the release of a majority of the valuation allowance against our federal net deferred tax assets.
(2)For the year ended December 31, 2024, we incurred $13.1 million of stock-based compensation expenses associated with accelerated vesting of equity awards and modification of vested equity awards related to our CEO transition and $0.8 million for a legal settlement unrelated to current operating activities.
(3)For the three months and years ended December 31, 2024 and 2023, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, impairments associated with our investment in Laramie Energy, or our share of Laramie Energy’s asset impairment losses in excess of our basis difference. Please read the Non-GAAP Performance Measures discussion above for information regarding changes to the components of Adjusted Net Income (Loss) and Adjusted EBITDA made during the reporting periods.
(4)For the three months and year ended December 31, 2023, there was no impact in Operating income from accounting policy differences at our refining and logistics investments.

The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) per share (in thousands, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Adjusted Net Income (Loss)	$(43,444)	$65,243	$21,219	$501,168
Plus: effect of convertible securities	—	—	—	—
Numerator for diluted income (loss) per common share	$(43,444)	$65,243	$21,219	$501,168

Basic weighted-average common stock shares outstanding	55,252	59,403	56,775	60,035
Add dilutive effects of common stock equivalents (1)	—	1,206	657	979
Diluted weighted-average common stock shares outstanding	55,252	60,609	57,432	61,014

Basic Adjusted Net Income (Loss) per common share	$(0.79)	$1.10	$0.37	$8.35
Diluted Adjusted Net Income (Loss) per common share	$(0.79)	$1.08	$0.37	$8.21
________________________________________
(1)Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per share amounts. We have utilized the basic shares outstanding to calculate both basic and diluted Adjusted Net Loss per common share for the three months ended December 31, 2024.

Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as Operating income (loss) excluding:

•	D&A;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•
Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	severance costs and other non-operating expense (income);
•	(gain) loss on sale of assets;
•	impairment expense;
•	Par's portion of interest, taxes, and D&A expense from refining and logistics investments; and
•	Par's portion of accounting policy differences from refining and logistics investments.
Adjusted EBITDA by segment also includes Gain on curtailment of pension obligation and Other income (loss), net, which are presented below operating income (loss) on our condensed consolidated statements of operations.

The following table presents a reconciliation of Adjusted EBITDA by segment to the most directly comparable GAAP financial measure, operating income (loss) by segment, on a historical basis, for selected segments, for the periods indicated (in thousands):

	Three Months Ended December 31, 2024
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$(65,399)	$24,772	$19,477	$(25,809)
Depreciation and amortization	24,524	7,140	2,566	681
Inventory valuation adjustment	5,929	—	—	—
Environmental obligation mark-to-market adjustments	(937)	—	—	—
Unrealized loss on commodity derivatives	9,220	—	—	—
Acquisition and integration costs	—	—	—	32
Par West redevelopment and other costs	—	—	—	3,500
Severance costs and other non-operating expense	—	—	154	—
Par's portion of accounting policy differences from refining and logistics investments	3,856	—	—	—
Loss on sale of assets, net	8	—	—	100
Par's portion of interest, taxes, depreciation and amortization expense from refining and logistics investments	456	1,101	—	—
Other loss, net	—	—	—	(422)
Adjusted EBITDA (1)	$(22,343)	$33,013	$22,197	$(21,918)

	Three Months Ended December 31, 2023
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$174,038	$15,709	$14,594	$(29,043)
Depreciation and amortization	21,190	7,321	2,885	547
Inventory valuation adjustment	(24,089)	—	—	—
Environmental obligation mark-to-market adjustments	(15,672)	—	—	—
Unrealized gain on commodity derivatives	(50,024)	—	—	—
Acquisition and integration costs	—	—	—	269
Par West redevelopment and other costs	—	—	—	2,907
Severance costs and other non-operating expenses	100	—	—	—
Loss (gain) on sale of assets, net	219	—	(308)	30
Par's portion of interest, taxes, depreciation and amortization expense from refining and logistics investments	765	952	—	—
Other loss, net	—	—	—	(354)
Adjusted EBITDA (1) (2)	$106,527	$23,982	$17,171	$(25,644)

	Year Ended December 31, 2024
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$17,412	$89,351	$64,800	$(123,935)
Depreciation and amortization	91,108	27,033	11,037	2,412
Inventory valuation adjustment	(490)	—	—	—
Environmental obligation mark-to-market adjustments	(19,136)	—	—	—
Unrealized loss on commodity derivatives	43,281	—	—	—
Acquisition and integration costs	—	—	—	100
Severance costs and other non-operating expenses	642	—	154	14,006
Par West redevelopment and other costs	—	—	—	12,548
Par's portion of accounting policy differences from refining and logistics investments	3,856	—	—	—
Loss (gain) on sale of assets, net	8	124	(10)	100
Par's portion of interest, taxes, depreciation and amortization expense from refining and logistics investments	2,493	3,651	—	—
Other loss, net	—	—	—	(1,869)
Adjusted EBITDA (1)	$139,174	$120,159	$75,981	$(96,638)

	Year Ended December 31, 2023
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$676,161	$69,744	$56,603	$(122,502)
Depreciation and amortization	81,017	25,122	11,462	2,229
Inventory valuation adjustment	102,710	—	—	—
Environmental obligation mark-to-market adjustments	(189,783)	—	—	—
Unrealized gain on commodity derivatives	(50,511)	—	—	—
Acquisition and integration costs	—	—	—	17,482
Severance costs and other non-operating expenses	100	—	580	1,105
Par West redevelopment and other costs	—	—	—	11,397
Loss (gain) on sale of assets, net	219	—	(308)	30
Par's portion of interest, taxes, depreciation and amortization expense from refining and logistics investments	1,586	1,857	—	—
Other loss, net	—	—	—	(53)
Adjusted EBITDA (1) (2)	$621,499	$96,723	$68,337	$(90,312)
________________________________________
(1)For the three months and years ended December 31, 2024 and 2023, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, impairments associated with our investment in Laramie Energy, or our share of Laramie Energy’s asset impairment losses in excess of our basis difference.
(2)For the three months and year ended December 31, 2023, there was no impact in Operating income (loss) from accounting policy differences at our refining and logistics investments.

Laramie Energy Adjusted EBITDAX
Adjusted EBITDAX is defined as net income (loss) excluding commodity derivative loss (gain), loss (gain) on settled derivative instruments, interest expense, gain on extinguishment of debt, non-cash preferred dividend, depreciation, depletion, amortization, and accretion, exploration and geological and geographical expense, bonus accrual, equity-based compensation expense, loss (gain) on disposal of assets, phantom units, and expired acreage (non-cash). We believe Adjusted EBITDAX is a useful supplemental financial measure to evaluate the economic and operational performance of exploration and production companies such as Laramie Energy.
The following table presents a reconciliation of Laramie Energy’s Adjusted EBITDAX to the most directly comparable GAAP financial measure, net income (loss) for the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$(11,250)	$42,538	$(15,546)	$96,586
Commodity derivative (income) loss	4,766	(40,338)	(11,055)	(73,289)
Loss on settled derivative instruments	389	1,594	14,609	161
Interest expense and loan fees	4,845	5,366	20,628	20,108
Gain on extinguishment of debt	—	—	—	6,644
Non-cash preferred dividend	—	—	—	2,910
Depreciation, depletion, amortization, and accretion	8,158	7,714	32,841	30,179
Phantom units	3,328	2,325	2,825	5,496
Loss (gain) on sale of assets, net	—	—	(8)	307
Expired acreage (non-cash)	770	441	1,492	553
Total Adjusted EBITDAX (1)	$11,006	$19,640	$45,786	$89,655
________________________________________
(1)For the three months and years ended December 31, 2024 and 2023, there was no exploration and geological and geographical expense, bonus accrual, or equity-based compensation expense.